Exhibit 10.32
FIFTH AMENDMENT TO LEASE
THIS FIFTH AMENDMENT TO LEASE (“Fifth Amendment”) is entered into effective as of the 31st day of March, 2014 (“Amendment Date”), by and between NEA GALTIER, LLC, a Delaware limited liability company (“Landlord”), and CRAY INC., a Washington corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant are parties to that certain Office Lease Agreement dated July 2, 2009, as amended by an October, 2009 First Amendment, an April 21, 2011 Second Amendment, an August 31, 2011 Third Amendment and an April 1, 2012 Fourth Amendment (collectively, the “Lease”) concerning the leasing of premises in the property commonly known as Cray Plaza located in the City of St. Paul, County of Ramsey, State of Minnesota, as more fully described in the Lease; and
B.    The parties wish to amend the Lease as set forth in this Fifth Amendment.
AGREEMENT
In consideration of the covenants of the parties’ contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Capitalized terms not defined herein shall have the meaning ascribed to them in the Lease.

2.Premises. Landlord leases to Tenant and Tenant leases from Landlord Suite 530, consisting of approximately 3,789 rentable square feet on the 5th Floor of the Building (the “Suite 530 Space”). The Actual Commencement Date for the Suite 530 Space shall be April 1, 2014 and shall expire contemporaneously with the existing Lease.

Therefore, the premises will contain a total of 65,688 rentable square feet, consisting of the following:
First Floor    Suite B-1    4,840 RSF
Second Floor    Suite Al    13,993 RSF
Second Floor    Suite A2    8,463 RSF
Second Floor    Suite A3    5,714 RSF
Second Floor    Suite A4    13,575 RSF
Third Floor    Suite 310    4,996 RSF
Fifth Floor    Suite 530    3,789 RSF
Fifth Floor    Suite 550    5,787 RSF
Fifth Floor    Suite 560    4,531 RSF

3.Base Rent. The current Gross Full Service Rent schedule is hereby deleted in its entirety and replaced instead with the following: Gross Full Service Rent for the Premises shall be the amount set forth on the rent chart set forth on attached and incorporated Schedule 1 (for the time periods reflected therein) (the “Rent Chart”).

4.Floor Plan. As of the Actual Commencement Date for the Suite 530 Space, Exhibit A to the Lease is deleted in its entirety and replaced instead with attached and incorporated Exhibit A.

5.Condition of the Suite 530 Space. Except as set forth in the Fifth Amendment, Tenant accepts the Suite 530 Space in its “AS-IS” as of the Amendment Date. All terms, covenants, conditions and obligations with respect to the design, construction and delivery of the Suite 530 Space are set forth in the attached workletter (the “Workletter”), which replaces Exhibit D to the Lease in its entirety as it relates to the Suite 530 Space.

6.Parking. Additional parking shall be available to Tenant at the then current market parking rates in the Building,

7.Tenant’s Representations and Warranties. Tenant represents and warrants that: (a) the Lease is in full force and effect; (b) the Lease has not been assigned or encumbered by Tenant and the Premises have not been sublet in whole or in part; (c) Tenant has no defense or counterclaim to the enforcement of the Lease, as amended hereby; (d) Landlord is not in default under any of its obligations under the Lease; (e) to Tenant’s actual knowledge, Tenant is not in default under any of its obligations under the Lease; and (f) the person executing this Fifth Amendment on behalf of Tenant is duly authorized to do so by all necessary action and this Fifth Amendment enforceable against Tenant in accordance with its terms.

8.Landlord’s Representations and Warranties. Landlord represents and warrants that: (a) the Lease is in full force and effect; (b) Landlord has not served Tenant with a notice alleging defaults of Tenant’s obligations under the Lease which remain uncured, and Landlord is not aware of any default by Tenant in its obligation to pay rent; (c) to Landlord’s actual knowledge, Landlord is not in default under any of its obligations under the Lease; and (d) the person executing this Fifth Amendment on behalf of Landlord is duly authorized to do so by all necessary action, and this Fifth Amendment is enforceable against Landlord in accordance with its terms.

9.Conflict of Terms. In the event of a conflict between the terms of this Fifth Amendment and the terms of the Lease, the terms of this Fifth Amendment shall govern.

10.No Further Modification of Lease. Except to the extent modified herein, all other terms and provisions of the Lease shall remain in full force and effect.

11.Entire Agreement. This Fifth Amendment supersedes all prior negotiations, representations, understandings and agreements of, by or between Landlord and Tenant with respect to the subject matter hereof, all of which shall be deemed fully merged herein.

12.Invalidity. If any provision of this Fifth Amendment shall be invalid or unenforceable, the remainder of this Fifth Amendment or the application of such provision other than to the extent that it is invalid or unenforceable shall not be affected, and each provision of this Fifth Amendment shall remain in full force and effect notwithstanding the invalidity or unenforceability of such provision, but only to the extent that application and/or enforcement, as the case may be, would be equitable and consistent with the intent of the parties in entering into this Fifth Amendment.

13.Counterparts; Facsimile/Electronic Mail. This Fifth Amendment may be signed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument. A facsimile or electronic copy of this Fifth Amendment and any signatures thereon will be considered for all purposes as originals.

IN WITNESS WHEREOF, this Fifth Amendment to Lease has been executed effective as of the Amendment Date.

LANDLORD:
NEA GALTIER, LLC,
a Delaware limited liability company
By: National Exchange Advisors Galtier, LLC,
a Delaware limited liability company,
Its: Sole Member
By: National Exchange Advisors, LLC,
a California limited liability company,
Its: Manager
By:/s/ Steven M. Resnick
Steven M. Resnick,
Its: Managing Member
TENANT: CRAY INC. By: /s/ Michael C. Piraino Name: Michael C. Piraino Title: VP Administration & General Counsel

SCHEDULE 1
Rent Chart

			Suite 530			Combined Total
Lease Term		Monthly			Combined	Annualized
Start Date	End Date	61,899	3,789	Monthly	Monthly Total	12 Months	65,688

11/1/2011	12/31/2011	$101,894.02
1/1/2012	3/31/2012	$101,894.02

4/1/2012	10/31/2012	$101,375.14
11/1/2012	10/31/2013	$104,416.52

11/1/2013	3/31/2014	$107,548.87

4/1/2014	10/31/2014	$107,548.87	$20.85	$6,583.39	$114,132.26	$1,369,587.09	$20.85

11/1/2014	10/31/2015	$110,775,35	$21.48	$6,782.31	$117,557.66	$1,410,691.92	$21.48
11/1/2015	10/31/2016	$114,098.58	$22.12	$6,984.39	$121,082.97	$1,452,995,64	$22.12
11/1/2016	10/31/2017	$117,521.51	$22.78	$7,192.79	$124,714.30	$1,496,571.54	$22.78
11/1/2017	10/31/2018	$121,047.19	$23.47	$7,410.65	$128,457.84	$1,541,494.11	$23.47
11/1/2018	10/31/2019	$124,678.59	$24.17	$7,631.68	$132,310.27	$1,587,723.21	$24.17
11/1/2019	4/30/2020	$128,418.98	$24.90	$7,862.18	$136,281.16	$1,635,373.86	$24.90

Schedule 1, Page 1